Exhibit 10.6

[EXECUTION VERSION]
NON-COMPETITION AGREEMENT

This Non-Competition Agreement dated December ___, 2009 (the "Non-Competition Agreement"), is by and among Joy Club of Austin, Inc., a Texas corporation (the “Company”), RCI Entertainment (3105 I-35), Inc., a Texas corporation (the “Buyer”), and ___________ (“_________”).

W I T N E S S E T H:

WHEREAS, _________ is the owner of 51% of the issued and outstanding stock of Company; and

WHEREAS, the Company owns and operates an adult entertainment cabaret known as Joy of Austin located at 3105 South IH 35, Round Rock, Texas  78664 (the “Club”); and

            WHEREAS, simultaneously herewith, _________ has entered into a Purchase Agreement (the “Purchase Agreement”) to sell to the Buyer his 51% ownership interest in the Company (the “Transaction”); and

WHEREAS, _________ will benefit from the Transaction; and

            WHEREAS, the Buyer requires that _________ enter into this Non-Competition Agreement as a condition to the Buyer entering into the Transaction; and

WHEREAS, _________ agrees to enter into this Non-Competition Agreement in consideration of the Buyer’s acts as contemplated by the Transaction; and

NOW, THEREFORE, in consideration of the premises, the closing of the Transaction and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _________ and the Company agree as follows:

1.            Covenants.     From and after the date of this Non-Competition Agreement through and including the ____ (__) year period immediately following the date of this Non-Competition Agreement (such ____ (__) year period, the “Restricted Period”), _________ shall not compete with the Company, the Buyer, or the Club, or any of their affiliates, and shall not either individually or jointly, directly or indirectly, whether for compensation or not, alone or in association with any other person or entity:

(a)
Own or share in the earnings of, carry on, manage, operate, control, be engaged in, render services to, solicit customers for, participate in or otherwise be connected with, any business engaged in the operation of an establishment featuring live female nude or semi-nude entertainment within  a five (5) mile radius of the Club; or

Non-Competition Agreement - Page 1 of 5

(b)
Solicit or induce, or attempt to solicit or induce, any employee, independent contractor, or agent or consultant of the Company, the Buyer or any of their affiliates or the Club to leave his or her employment or terminate his or her agreement or relationship with the Company, the Buyer or any of their affiliates or the Club.

(c)
NOTWITHSTANDING THE FOREGOING, it is agreed that this Non-Competition Agreement, and the restrictions contained herein, shall terminate and be of no further force and effect in the event the Buyer defaults in the payment of the secured promissory note (the “Note”) as contemplated in the Purchase Agreement and such default is not cured after _________ provides Buyer written notice and opportunity to cure as provided for in the Note.

2.                                     ' Acknowledgments and Agreements.  _________ acknowledges and agrees that:

(a)	Due to the nature of the Company's business, the foregoing covenants place no greater restraint upon _________ than is reasonably necessary to protect the business and goodwill of the Company;

(b)	These covenants protect a legitimate interest of the Company and do not serve solely to limit the Company's future competition;

(c)	This Non-Competition Agreement is not an invalid or unreasonable restraint of trade;

(d)	A breach of these covenants by would cause irreparable damage to the Company;

(e)	These covenants will not preclude _________ from becoming gainfully employed following the closing of the Purchase Agreement;

(f)
These covenants are reasonable in scope and are reasonably necessary to protect the Company's business and goodwill and valuable and extensive trade which the Company has established through its own expense and effort;

(g)	The signing of this Non-Competition Agreement is necessary as part of the consummation of the Transaction previously discussed; and

(h)
_________ has carefully read and considered all provisions of this Non-Competition Agreement and that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of the Company.

Non-Competition Agreement - Page 2 of 5

3.            Remedies, Injunction.  In the event of _________’ actual breach of any provisions of this Non-Competition Agreement, _________ agrees that the Company shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction restraining and enjoining _________ from violating the provisions herein.  Nothing in this Non-Competition Agreement shall be construed to prohibit the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from _________.  _________ further agrees that for the purpose of any such injunction proceeding, it shall be presumed that the Company's legal remedies would be inadequate and that the Company would suffer irreparable harm as a result of _________’ violation of the provisions of this Non-Competition Agreement.

4.            Severability.  In the event that any of the provisions of this Non-Competition Agreement are held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Non-Competition Agreement.  In the event that any provision relating to the time period or scope of a restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of the restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period or the applicable scope of the restriction.  _________ further agrees that such covenants and/or any portion thereof are severable, separate and independent, and should any specific restriction or the application thereof, to any person, firm, corporation, or situation be held to be invalid, that holding shall not affect the remainder of such provisions or covenants.

5.             General Provisions.

(a)
Notices.  Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested or by a recognized overnight delivery service.  Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change their address by written notice in accordance with this Paragraph (a).  Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing; and overnight delivery service shall be deemed delivered one (1) day after depositing with the overnight delivery service.

If to Company	Joy of Austin, Inc.
or Buyer:	c/o RCI Entertainment (3105 I-35), Inc.
Attn:  Eric Langan, President
10959 Cutten Road
Houston, Texas 77066

Non-Competition Agreement - Page 3 of 5

With a copy to:	Mr. Robert D. Axelrod
Axelrod, Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas 77007

If to _________:                  ____________
____________
____________

With a copy to:                    ____________
____________
____________
____________
____________

(b)
Law Governing Non-Competition Agreement and Venue.  This Non-Competition Agreement shall be governed by and construed in accordance with the laws of the State of Texas.  Venue shall be in Travis County, Texas for any legal proceeding to enforce the terms, conditions or covenants contained herein.

(c)
Contract Terms to be Exclusive.  This Non-Competition Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements between the parties with respect to _________’ agreement not to compete with the Company.

(d)
Waiver or Modification Ineffective Unless in Writing.  It is further agreed that no waiver or modification of this Non-Competition Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding or litigation between the parties hereto arising out of or affecting this Non-Competition Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

(e)
Assignment.  The rights and benefits of the Company under this Non-Competition Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.  The rights of _________ hereunder are personal and nontransferable except that the rights and benefits hereof shall inure to the benefit of the heirs, executors and legal representatives of _________.

Non-Competition Agreement - Page 4 of 5

(f)	Binding Effect. Except as otherwise provided herein, this Non-Competition Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(g)
Execution.  This Non-Competition Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

           IN WITNESS WHEREOF, this Non-Competition Agreement has been executed as of the ______ day of ______________, 2009.

JOY CLUB OF AUSTIN, INC.

By:
Eric Langan, President

RCI ENTERTAINMENT (3105 I-35), INC.

By:
Eric Langan, President

By:
___________, Individually

Non-Competition Agreement - Page 5 of 5